UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2018

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement.

On December 21, 2018, we entered into an underwriting agreement (the “Agreement”) with Maxim Group LLC (“Maxim”), as the sole underwriter and book running manager, with respect to the issuance and sale of an aggregate of 5,500,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), together with warrants to purchase an aggregate of 5,500,000 shares of common stock (the “Warrants”) at an exercise price equal to $0.50 per share of Common Stock (the “Exercise Price”) in an underwritten public offering. The terms of the Warrants are set forth in a Form of Warrant attached to this report on Form 8-K. The public offering price for each Share together with the accompanying Warrant was $0.50. Pursuant to the Agreement, we also granted Maxim a 45-day option to purchase an additional 825,000 Shares and/or additional Warrants to purchase 825,000 Shares to cover any over-allotments made by the underwriters in the sale and distribution of the Shares and Warrants. The gross proceeds of the offering, before deducting underwriter discounts and commissions and other offering expenses, are $2,750,000 million, or approximately $3,162,500 million if the underwriters exercise in full their overallotment option.

The Common Stock and Warrants are being offered and sold to the public pursuant to the Company’s registration statement on Form S-3, (File No. 333-218158), which was declared effective with the U.S. Securities and Exchange Commission (“SEC”) on May 26, 2017. A preliminary prospectus supplement relating to the offering was filed with the SEC on December 19, 2018 and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus supplement may be obtained from Maxim Group LLC, 405 Lexington Avenue, New York, NY 10174, (800) 724-0761.

Pursuant to the Agreement, we agreed to pay Maxim a cash fee equal to 7% of the aggregate gross proceeds raised in this offering. We have also agreed to pay Maxim a non-accountable expense allowance relating to the offering, including without limitation the reasonable fees, disbursements and other charges of the underwriters’ counsel, up to $75,000.

The Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of us and Maxim, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. The offering is expected to close on or about December 26, 2018 (the “Closing Date”).

Pursuant to the Agreement, subject to certain exceptions, we have agreed not to offer, sell or otherwise dispose of any of our Common Stock for a period ending 60 days after the Closing Date without first obtaining the written consent of Maxim. We have also granted Maxim a right of first refusal to act as placement agent, underwriter or investment bank on any subsequent private or public offering of our securities for a period of 9 months from the sale of Common Stock and Warrants in this offering.

Warrant

Pursuant to the Form of Warrant, each Warrant will be exercisable beginning on the date of issuance (the “Initial Exercise Date”). The Warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter.

The Warrants include an adjustment provision that, subject to certain exceptions, reduces their exercise price if the Company issues Common Stock or Common Stock equivalents at a price lower than the then-current exercise price of the Warrants, subject to a minimum exercise price of $0.14 per share.

Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to us, the holder may increase the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The exercise price and number of the shares of our Common Stock issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Form of Warrant.

On or after any trading day 75 days after the Closing Date, if the daily volume weighted average price of our common stock fails to exceed the Exercise Price, the aggregate number of warrant shares issuable in a cashless exercise shall equal the product of (i) the aggregate number of warrant shares that would be issuable upon exercise of the Warrants if such exercise were by means of a cash exercise and (ii) 0.70.

The foregoing descriptions of the Agreement and Form of Warrant are qualified in their entirety by reference to the full text of the Agreement and the Form of Warrant which are attached to this report on Form 8-K as Exhibits 1.1 and 4.1.

A copy of the legal opinion of Pepper Hamilton LLP relating to the legality of the issuance and sale of the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The Company’s press releases, dated December 19, 2018 and December 21, 2018, announcing the offering and pricing of the offering, respectively, are attached as Exhibits 99.1 and 99.2, respectively, to the Current Report on Form 8-K.

This report does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

This report contains forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities, or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management and involve a number of risks and uncertainties, many of which are beyond the control of the Company including the substantial doubt relating to the Company’s ability to continue as a going concern. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those risks discussed in our Annual Report on Form 10-K and in other documents that we file from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this report, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as sole underwriter, dated December 21, 2018.
4.1	Form of Warrant.
5.1	Opinion of Pepper Hamilton LLP.
99.1	Press Release dated December 19, 2018.
99.2	Press Release dated December 21, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2018	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as sole underwriter, dated December 21, 2018.
4.1	Form of Warrant.
5.1	Opinion of Pepper Hamilton LLP.
99.1	Press Release dated December 19, 2018.
99.2	Press Release dated December 21, 2018.